EBITDA and EBITDAR

	Quarter Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003
		(in thousands)

Pretax earnings	$34,701	$(32,198)	$193,018	$80,681

Interest Expense	16,931	31,168	53,995	92,839
Depreciation and amortization (1)	34,561	49,420	110,229	142,242

EBITDA	86,193	48,390	357,242	315,762

Lease Expense	38,506	33,202	115,389	101,716

EBITDAR	$124,699	$81,592	$472,631	$417,478

(1)
Depreciation	28,575	37,811	85,030	107,485
(Gain) Loss on Sale of Assets	(293)	582	1,184	5,871
Amortization of Deferred acquisitions costs	6,279	11,027	24,015	28,886
Total	$34,561	$49,420	$110,229	$142,242